Workhorse Group Reports Fourth Quarter and Full Year 2020 Results

CINCINNATI, March 1, 2021 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, today reported financial results for the fourth quarter and full year ended December 31, 2020.
Release Updates and Highlights
•Increased the backlog to over 8,000 vehicles, including purchase orders from Pritchard Companies and Pride Group Enterprises in November 2020 and January 2021, respectively.
•Partnered with Hitachi and Hitachi Capital America (“HCA”) to optimize the Company’s manufacturing, operational and supply chain capabilities as well as to develop a national dealer network to support Workhorse's sales with vehicle financing options for both dealers and customers.
•Raised $270 million in capital over several financings, providing the Company with necessary capital to execute on its significant backlog; cash position of $215 million as of March 1, 2021.
•Workhorse strategic stake in Lordstown Motors Corp. (Nasdaq: RIDE) valued at nearly $320 million based on the February 26th closing price. This investment becomes liquid in April.

Management Commentary
“The past twelve months have been a remarkable period for our company and for the world at large,” said Workhorse CEO Duane Hughes. “We’re entering the new year in our strongest-ever position, both financially and operationally. Counting over $200 million of cash on our balance sheet, we are well capitalized to expand our manufacturing throughput, and with over 8,000 vehicles in our backlog, we now have the order book to reliably build for our multi-year growth plan. Our management team and expanded production workforce are continuing to collaborate closely with our strategic partners, Hitachi and Belcan. We are currently faced with various supply chain challenges, both internal and external, in the ramp-up to our stretch production goal for 2021. While we focus on our near term targets we are preparing the Company for quality needed in the scaling forecasted in our multi-year growth plan.”

Fourth Quarter 2020 and Recent Operational Highlights
•February 2021: Launched Purpose Built National Campaign Event with Pritchard Companies featuring the C-1000 all-electric truck on Super Bowl weekend in Tampa, Florida. The event was designed to highlight the value of electric vehicle (“EVs”) and educate the broader market on the benefits of going EV.
•February 2021: Appointed former Ryder System Inc. Senior Director of Advanced Vehicle Technology & Energy Products Chris Nordh as VP of Commercial Development, a newly created role designed to augment and expand Workhorse’s sales and support infrastructure.
•January 2021: Received a purchase order for 6,320 C-Series all-electric delivery vehicles from Pride Group Enterprises, a premier Canadian and U.S. based, privately held company with businesses in transportation equipment retail, wholesale, rental, leasing and logistics. Inventory financing is being provided by HCA with initial delivery of the vehicles tentatively scheduled to begin by July 2021 and running through 2026.
•January 2021: Confirmed eligibility and was officially included into California Air Resources Board Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project list, applicable for various C-Series models.
•November 2020: Received a purchase order for 500 C-1000 trucks from Pritchard Companies for its National Fleet Program, which is being financed by HCA.

•October 2020: Submitted formal “Type Certification” application to the Federal Aviation Administration for the Company’s HorseFlyTM Unmanned Aerial System.
•October 2020: Received approval from the New York Truck Voucher Incentive Program  to offer monetary vouchers for C-Series all-electric delivery vehicles in select New York State counties.
•October 2020: Closed $200 million convertible notes financing from institutional lenders and converted pre-existing $70 million note into shares of the Company's common stock.

Fourth Quarter 2020 Financial Results
Sales for the fourth quarter of 2020 were recorded at $652,000 compared to $3,000 in the fourth quarter of 2019. The increase in sales was due to a higher volume of trucks produced and delivered.

Cost of goods sold increased to $7.0 million from $2.1 million in the fourth quarter of 2019. The increase was primarily due to higher volume of trucks produced as well as increased production payroll and warranty expense.

Selling, general and administrative expenses increased to $4.7 million from $3.6 million in the fourth quarter of 2019. The increase was attributable to higher incentive stock compensation and consulting costs.

Research and development expenses were $4.0 million which was consistent with the $4.0 million reported in the fourth quarter of 2019.

Other income increased to $322.2 million from $15.8 million in the fourth quarter of 2019. The significant increase was related to the Company’s 10% investment in Lordstown Motors Corp. (Nasdaq: RIDE), which successfully completed its business combination with DiamondPeak Holdings Corp. in October 2020 and was valued at $330 million on December 31, 2020.

Interest expense decreased to $4.9 million, compared to $5.6 million in the fourth quarter of 2019. The decrease in interest expense was primarily related to the decrease in the fair value of the Company’s convertible notes.

Net income was $280.5 million, compared with a net income of $655,000 in the fourth quarter of 2019.

Full Year 2020 Financial Results
Sales for the full year 2020 were recorded at $1.4 million compared to $377,000 in 2019. The increase in sales was due to a higher volume of trucks produced and delivered.

Cost of goods sold for the full year 2020 increased to $13.1 million from $5.8 million in 2019. The increase was primarily due to a higher volume of trucks produced as well as increased production payroll and warranty expenses.

Selling, general and administrative expenses for the full year 2020 increased to $20.2 million from $10.2 million in 2019. The increase in SG&A expenses was attributable to higher consulting costs and employee compensation.

Research and development expenses for the full year 2020 increased to $9.1 million from $8.2 million in 2019. The increase in R&D expenses was due to contract labor increases and prototype development expenses.

Other income increased to $323.1 million from $15.8 million in 2019. The significant increase was related to the Company’s 10% investment in Lordstown Motors Corp. previously noted.

Interest expense for the full year 2020 increased to $190.5 million compared to $29.1 million in 2019. The increase was primarily related to a non-cash change in fair value of the Company’s convertible notes as a result of an increase in stock price through the course of 2020.

Net income for the full year 2020 was $69.8 million, compared to a net loss of $37.2 million in 2019.

Conference Call
Workhorse management will hold a conference call today (March 1, 2021) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results.

Workhorse management will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 4:00 p.m. Eastern time on the same day through March 8, 2021.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415
Replay ID: 13715558

About Workhorse Group Inc.
Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements
This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our limited operations and need to expand in the near future to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; the potential lack of market acceptance of our products; potential competition; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Mike Dektas
Creative Storm PR
513-266-3590
mike@creativestorm.com

Investor Relations Contact:

Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com

Workhorse Group Inc.
Consolidated Statements of Operations

Workhorse Group Inc.
Consolidated Balance Sheets